UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) On November 5, 2020, the Board of Directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) approved an amendment to the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), to include the right to grant Restricted Stock Units (“RSUs”) under the 2014 Plan. All of the Company’s executive officers are eligible to participate in the 2014 Plan.

A copy of the Amendment No. 2. to the 2014 Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference to this Form 8-K. In addition, the foregoing summary of the RSUs is subject to, and qualified in its entirety to the terms set forth in the Form of Restricted Stock Unit Award Agreement and the Form of the Performance Restricted Stock Unit Award Agreement which are attached as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference to this Form 8-K.

(ii) In addition, on November 5, 2020, the Board approved an annual cash bonus plan (the “Annual Bonus Plan”) which allows the Compensation Committee and/or the Board of the Company to set the amount of bonus each fiscal year and the performance criteria. Executive officers and all employees (other than part-time employees and temporary employees) are eligible to participate in the Annual Bonus Plan (“Participants”) as long as the Participant remains an active regular employee of the Company. The Annual Bonus Plan is effective for fiscal year 2021 and each fiscal year thereafter (the “Plan Year”). For each Plan Year, the Compensation Committee will establish an aggregate amount of allocable Bonus under the Annual Bonus Plan and determine the performance goals applicable to a bonus during a Plan Year (the “Participation Criteria”). The Participation Criteria may differ from Participant to Participant and from bonus to bonus. The Participation Criteria for fiscal year 2021 is based on the Company achieving certain performance targets based on annual revenue, gross margin, operation expense and new business development. All of the Company’s executive officers are eligible to participate in the Annual Bonus Plan.

A copy of the Annual Bonus Plan is attached as Exhibit 10.4 hereto and is incorporated herein by reference to this Form 8-K.

(iii) On November 5, 2020, the Compensation Committee of the Board of the Company (the “Compensation Committee”) approved target cash bonuses under the Annual Bonus Plan for fiscal year 2021 (“2021 Bonus Grant”) to the following executive officers, which target bonus was calculated based on percentage of the executive’s current base salary:

Name	Position	Current Base Salary	Percentage of Salary	Target Cash Bonus
Ronald F. Dutt	Chief Executive Officer	$250,000	50%	$125,000
Charles Scheiwe	Chief Financial Officer	$190,000	35%	$66,500
Jonathan Berry	Chief Operating Officer	$190,000	35%	$66,500

Under the 2021 Bonus Grant, the Company’s executives are eligible to receive cash incentive bonus payments based on the target cash bonus amount and on the achievement of financial targets and corporate objectives as follows:

Achievements	Minimum	Target	Maximum
Bonus payments based on Target Cash Bonus Amount	70%	100%	150%

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(iii) On November 5, 2020, the Compensation Committee approved the grant of RSUs under the 2014 Plan to certain employees of the Company or its subsidiary, Flux Power, Inc. The RSUs are subject to the terms and conditions provided in (i) the form of Restricted Stock Unit Award Agreement which is time based (“Time Based Awards”), and (ii) the form of Performance Restricted Stock Unit Award Agreement which is performance based (“Performance Based Awards”). In addition, the Compensation Committee approved the grant of one-time retention based RSUs pursuant to the form of the Restricted Stock Unit Award Agreement (“Retention Awards”).

The following executive officers and key employees of the Company were granted RSUs under the 2014 Plan in the amounts and according to the vesting schedule indicated below:

Time Based Awards:

Name	Position	No. of RSUs	Vesting Schedule
Ronald F. Dutt	Chief Executive Officer	6,607	Three Year Cliff
Charles Scheiwe	Chief Financial Officer	3,515	Three Year Cliff
Jonathan Berry	Chief Operating Officer	3,515	Three Year Cliff

Performance Based Awards:

Name	Position	No. of RSUs Maximum Grant	Vesting Schedule
Ronald F. Dutt	Chief Executive Officer	9,910	Up to one third will vest at the end of each fiscal year over a three year fiscal period upon meeting performance targets for each fiscal year*
Charles Scheiwe	Chief Financial Officer	5,272	Up to one third will vest at the end of each fiscal year over a three year fiscal period upon meeting performance targets for each fiscal year*
Jonathan Berry	Chief Operating Officer	5,272	Up to one third will vest at the end of each fiscal year over a three year fiscal period upon meeting performance targets for each fiscal year*

* The performance target for the RSU will be based on EBITDAS (earnings before interest expense (excluding interest income), taxes, depreciation, amortization and stock compensation expense in accordance with U.S. GAAP).

Retention Awards:

Name	Position	No. of RSUs	Vesting Schedule
Ronald F. Dutt	Chief Executive Officer	13,214	Three Year Cliff
Charles Scheiwe	Chief Financial Officer	7,030	Three Year Cliff
Jonathan Berry	Chief Operating Officer	7,030	Three Year Cliff

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2. to the Flux Power Holdings Inc. 2014 Equity Incentive Plan
10.2	Form of Restricted Stock Unit Award Agreement
10.3	Form of Performance Restricted Stock Unit Award Agreement
10.4	Annual Cash Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: November 9, 2020

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